SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                         FORM 8-K

                      CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                    November 10, 2006
                      Date of Report
            (Date of Earliest Event Reported)

                 NEW YORK NETWORKS, INC.
  (Exact Name of Registrant as Specified in its Charter)

                   6650 Top Gun Street
               San Diego, California 92121
         (Address of Principal Executive Offices)

             CALIPER ACQUISITION CORPORATION
       1504 R Street, N.W. , Washington, D.C. 20009
     (Former Name and Former Address of Principal Executive Offices)

                       858/558-5270
             (Registrant's Telephone Number)

  Delaware            0-29695                  52-2217568
(State or other    (Commission File           (IRS Employer
jurisdiction of        Number)            Identification No.)
incorporation)


          ITEM 3.02 Unregistered Sales of Equity Securities

     On November 10, 2006 the Registrant issued 96,000 units to 20 investors at a purchase price of $7.50 per unit for an aggregate purchase price of $720,000. Each unit consists of one share of the Registrant's common stock, one Warrant A and one Warrant B for an aggregate issuance of 96,000 shares of the Registrant's common stock, and 96,000 each of Warrant A and Warrant
B. Each Warrant A is exercisable for the purchase of one share of the Registrant's common stock at an exercise price of $10 per share. Each Warrant B is exercisable for the purchase of one share of the Registrant's common stock at an exercise price of $12.50 per share.

     The units were issued pursuant to the exemptions from registration provided by Regulation D of the General Rules and Regulations of the Securities and Exchange Commission.

                        SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                   NEW YORK NETWORKS, INC.


Date:    12-14-06                  /s/ Sadik Albert Amato, President